EXHIBIT 99







                                       4


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PRESS RELEASE
August 26, 1996                   For further information contact:
                                        David M. Bradley
                                        President & Chief Executive Officer
                                        North Central Bancshares, Inc.
                                        825 Central Avenue
                                        Fort Dodge, Iowa 50501
                                        515-576-7531



                NORTH CENTRAL BANCSHARES, INC. DECLARES DIVIDEND

David M. Bradley, President and Chief Executive Officer of North Central Bancshares, Inc. (the "Company") announced that on August 22, 1996, the Company declared a regular quarterly cash dividend of $.0625 per share on the Company's common stock for the fiscal quarter ended September 30, 1996. The dividend will be payable to all stockholders of record as of September 12, 1996 and will be paid on October 10, 1996. The Company's common stock trades on The Nasdaq Stock Market under the symbol "FFFD". The Company's wholly owned subsidiary, First Federal Savings Bank of Fort Dodge, is a federally chartered savings bank headquartered in Fort Dodge, Iowa.